Exhibit 99.1

Friday, June 11, 2021
Eastern Gas Transmission and Storage Commences Exchange Offers for, and
Eastern Energy Gas Holdings Commences Consent Solicitations in respect of,
Certain Outstanding Notes Previously Issued by Eastern Energy Gas Holdings
Richmond, Virginia – Eastern Gas Transmission and Storage, Inc. (“EGTS”) today announced that it has commenced offers to all Eligible Holders (as defined below) to exchange (the “Exchange Offers”) certain notes previously issued by Eastern Energy Gas Holdings, LLC (“EEGH”) listed in the table below (together, the “Existing EEGH Notes”) for up to $1.6 billion aggregate principal amount (the “Maximum Exchange Amount”) of certain new notes to be issued by EGTS (collectively, the “New EGTS Notes”), pursuant to the terms and subject to the conditions set forth in a confidential offering memorandum and consent solicitation statement, dated as of June 11, 2021 (the “Exchange Offer Memorandum”).
The following table sets forth the Early Tender Consideration and Expiration Time Consideration offered for each series of Existing EEGH Notes:

Title of Existing EEGH Notes	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Early Tender Notes Consideration(1)	Early Tender Premium(1)	Expiration Time Consideration(2)
Existing EEGH 3.900% Senior Notes due 2049	257375AQ8/ US257375AQ86	$300,000,000	1	$1,000 principal amount of New EGTS 3.900% Senior Notes due 2049	$1.00 in cash	$970 principal amount of New EGTS 3.900% Senior Notes due 2049
Existing EEGH 4.600% Senior Notes due 2044	257375AJ4/ US257375AJ44	$500,000,000	2	$1,000 principal amount of New EGTS 4.600% Senior Notes due 2044	$1.00 in cash	$970 principal amount of New EGTS 4.600% Senior Notes due 2044
Existing EEGH 4.800% Senior Notes due 2043	257375AF2/ US257375AF22	$400,000,000	3	$1,000 principal amount of New EGTS 4.800% Senior Notes due 2043	$1.00 in cash	$970 principal amount of New EGTS 4.800% Senior Notes due 2043
Existing EEGH 3.800% Senior Notes due 2031	— / XS1418789563	$150,000,000	4	$1,000 principal amount of New EGTS 3.800% Senior Notes due 2031	$1.00 in cash	$970 principal amount of New EGTS 3.800% Senior Notes due 2031
Existing EEGH 3.000% Senior Notes due 2029	257375AP0/ US257375AP04	$600,000,000	5	$1,000 principal amount of New EGTS 3.000% Senior Notes due 2029	$1.00 in cash	$970 principal amount of New EGTS 3.000% Senior Notes due 2029
Existing EEGH 3.600% Senior Notes due 2024	257375AH8/ US257375AH87	$450,000,000	6	$1,000 principal amount of New EGTS 3.600% Senior Notes due 2024	$1.00 in cash	$970 principal amount of New EGTS 3.600% Senior Notes due 2024
Existing EEGH 2.500% Senior Notes due 2024	257375AN5/ US257375AN55	$600,000,000	7	$1,000 principal amount of New EGTS 2.500% Senior Notes due 2024	$1.00 in cash	$970 principal amount of New EGTS 2.500% Senior Notes due 2024
Existing EEGH 3.550% Senior Notes due 2023	257375AE5 and 257375AB1/ US257375AE56 and US257375AB18	$400,000,000	8	$1,000 principal amount of New EGTS 3.550% Senior Notes due 2023	$1.00 in cash	$970 principal amount of New EGTS 3.550% Senior Notes due 2023
Existing EEGH 2.875% Senior Notes due 2023	257375AL9 and U25504AE8/ US257375AL99 and USU25504AE88	$250,000,000	9	$1,000 principal amount of New EGTS 2.875% Senior Notes due 2023	$1.00 in cash	$970 principal amount of New EGTS 2.875% Senior Notes due 2023

(1)For each $1,000 principal amount of Existing EEGH Notes validly tendered at or before the Early Tender Time, not validly withdrawn and accepted for exchange.
(2)For each $1,000 principal amount of Existing EEGH Notes validly tendered after the Early Tender Time and at or before the Expiration Time, not validly withdrawn and accepted for exchange.
Subject to the Maximum Exchange Amount, proration terms and other terms set forth in the Exchange Offer Memorandum, the amounts of each series of Existing EEGH Notes that are accepted in the Exchange Offers will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority

Level 1 being the highest Acceptance Priority Level and Acceptance Priority Level 9 being the lowest Acceptance Priority Level. As a result, the reduction, if any, in the amount of Existing EEGH Notes of any particular series that remains outstanding following consummation of the Exchange Offers is expected to be largest in the series of Existing EEGH Notes having higher Acceptance Priority Levels.
In conjunction with the Exchange Offers, EEGH is soliciting consents (the “Consents” and, such solicitations, the “Consent Solicitations”) to adopt certain proposed amendments to the indenture governing the Existing EEGH Notes (as supplemented for each particular series of Existing EEGH Notes, the “Existing EEGH Notes Indentures”) to eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to liens and defeasance, contained in the Existing EEGH Notes Indentures and the Existing EEGH Notes (the “Proposed Amendments”). The Proposed Amendments will become effective with respect to a particular series of Existing EEGH Notes that remain outstanding following the relevant Exchange Offer to the extent (i) participation in the Exchange Offer by such series of Existing EEGH Notes exceeds 50% of the outstanding principal amount of such series and (ii) all tendered Existing EEGH Notes of such series are accepted for exchange in the related Exchange Offer.
The Exchange Offers and the Consent Solicitations will expire at 11:59 p.m., New York City time, on July 9, 2021, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”).
Eligible Holders who validly tender and do not validly withdraw their Existing EEGH Notes at or prior to 5:00 p.m., New York City time, on June 24, 2021 (such date and time with respect to an Exchange Offer and Consent Solicitation, as the same may be extended for such Exchange Offer and Consent Solicitation, the “Early Tender Time”), will be eligible to receive, in exchange for each $1,000 principal amount of Existing EEGH Notes validly tendered and not validly withdrawn, the applicable consideration as set forth in the table above under the heading “Early Tender Notes Consideration” (the “Early Tender Notes Consideration”) and the premium set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium” and, together with the Early Tender Notes Consideration, the “Early Tender Consideration”).
Eligible Holders who validly tender and do not validly withdraw their Existing EEGH Notes after the Early Tender Time but at or prior to the Expiration Time will be eligible to receive, in exchange for each $1,000 principal amount of Existing EEGH Notes validly tendered and not validly withdrawn, the applicable consideration as set forth in the table above under the heading “Expiration Time Consideration” (the “Expiration Time Consideration”).
Tenders of Existing EEGH Notes may be withdrawn and Consents may be revoked at any time at or prior to 5:00 p.m., New York City time, on June 24, 2021, but not thereafter, subject to limited exceptions or as otherwise required by applicable law, unless such time is extended (such time and date with respect to the Exchange Offers, as the same may be extended, the “Withdrawal Deadline”).
Eligible Holders (as defined below) of Existing EEGH Notes that tender such Existing EEGH Notes will be deemed to have given Consent to the Proposed Amendments (in respect of the applicable series of Existing EEGH Notes tendered). Eligible Holders of Existing EEGH Notes may not tender their Existing EEGH Notes without delivering a Consent with respect to such Existing EEGH Notes and such holders may not deliver a Consent without tendering the related Existing EEGH Notes in the applicable Exchange Offer. A valid withdrawal of tendered Existing EEGH Notes will also constitute the revocation of the related Consent with respect to the applicable indenture governing that series of Existing EEGH Notes. Consents may only be revoked by validly withdrawing the tendered Existing EEGH Notes at or prior to the Withdrawal Deadline.
There is no minimum condition to the acceptance of Existing EEGH Notes tendered under the Exchange Offers or the acceptance of Consents under the Consent Solicitations; however, the approval and effectiveness of the Proposed Amendments with respect to any series of Existing EEGH Notes is subject to (among other things) participation in the Exchange Offer by the holders of more than 50% of the aggregate outstanding principal amount of such series immediately prior to the Expiration Time. EGTS has the right to terminate, withdraw or amend at its sole discretion the Exchange Offers and EEGH has the right to terminate, withdraw or amend at its sole discretion the Consent Solicitations, either as a whole, or with respect to one or more series of Existing EEGH Notes, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers or the Consent Solicitations or failure to satisfy any condition to the Exchange Offers or the Consent Solicitations.
EGTS, in its sole discretion, may modify or terminate the Exchange Offers and may extend the Early Tender Time, the Expiration Time and/or the settlement date with respect to the Exchange Offers, subject to applicable law. Any such modification, termination or extension by EGTS will automatically modify, terminate or extend the corresponding Consent Solicitations by EEGH, as applicable.
EGTS will return to EEGH all Existing EEGH Notes which are validly tendered and accepted in the Exchange Offers (the “Returned Notes”), and EEGH will cancel such Returned Notes. At the date hereof, EGTS has $1.895 billion of long term indebtedness to EEGH (the “EGTS Long Term Debt”). In exchange for EGTS returning the Returned Notes, EEGH will cancel an aggregate principal amount of the EGTS Long Term Debt equal to the aggregate principal amount of the Returned Notes, and such debt cancellation will be treated as a capital contribution to EGTS. In addition, EEGH will, following completion of the Exchange Offers, make a further capital contribution to EGTS through its cancellation of the then-remaining balance of the EGTS Long Term Debt.
The New EGTS Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements, or any state or foreign securities laws. Accordingly, the Exchange Offers are being made, and the New EGTS Notes are being offered and issued, only (a) in the United States to holders of Existing EEGH Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), and (b) outside the United States to holders of Existing EEGH Notes who are not U.S. persons, in transactions exempt from registration under the Securities Act. The holders of Existing EEGH Notes who have certified to EGTS and EEGH that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an Eligibility Letter, available from the information agent (available at https://gbsc-usa.com/eligibility/eegh), are authorized to receive or review the Exchange Offer Memorandum or to participate in the Exchange Offers. EGTS will also enter into a registration rights agreement with the Dealer Managers, for the benefit of the holders of the New EGTS Notes.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Exchange Offer Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.
About EGTS and EEGH
EGTS operates an interstate natural gas transmission pipeline, consisting of approximately 3,900 miles of natural gas transmission, gathering and storage pipelines across six states in or adjoining the Mid-Atlantic region. EGTS’s extensive pipeline system, which is interconnected with many interstate and intrastate pipelines in the national pipeline grid system, is well-positioned as a critical link between the Marcellus and Utica supply basins and key demand markets in the Northeast and Mid-Atlantic regions. EGTS serves a broad mix of customers, including utilities, electric power generators, commercial and industrial users, producers and marketers of natural gas, and interstate and intrastate pipelines.
EEGH owns, among other things, 100% of the outstanding common stock of EGTS. EEGH files reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, and a description of its business is contained in such reports.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release and the Exchange Offer Memorandum referred to herein contain statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can typically be identified by the use of forward-looking words, such as “will”, “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon the current intentions, assumptions, expectations and beliefs of EGTS and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of EGTS and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:
•general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, and reliability and safety standards, affecting the operations of EGTS or related industries;
•changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility throughput, accelerate facility retirements or delay facility construction or acquisition;
•the outcome of general rate cases, regulatory rate reviews and other proceedings conducted by the Federal Energy Regulatory Commission or other governmental and legal bodies, and the ability of EGTS to recover costs through rates in a timely manner;
•changes in economic, industry, competition or weather conditions, as well as demographic trends and new technologies, that could affect customer growth and usage, natural gas supply or the ability of EGTS to obtain long-term contracts with customers and suppliers;
•performance, availability and ongoing operation of the facilities of EGTS due to the impacts of market conditions, outages and repairs, weather and operating conditions;

•the effects of catastrophic and other unforeseen events, which may be caused by factors beyond the control of EGTS or by a breakdown or failure of the operating assets of EGTS, including severe storms, floods, fires, earthquakes, explosions, landslides, litigation, wars, terrorism, pandemics (including potentially in relation to the novel coronavirus (“COVID-19”)), embargoes and cyber security attacks, data security breaches, disruptions, or other malicious acts;
•the financial condition, creditworthiness and operational stability of significant customers and suppliers of EGTS;
•changes in the business strategy or development plans of EGTS;
•availability, terms and deployment of capital, including reductions in demand for debt securities and other sources of debt financing and volatility in interest rates;
•changes in the credit ratings of EGTS;
•the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;
•the impact of inflation on costs and the ability of EGTS to recover such costs in regulated rates; increases in employee healthcare costs;
•the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;
•unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;
•the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;
•the impact of new accounting guidance or changes in current accounting estimates and assumptions on the financial results of EGTS; and
•other business or investment considerations that may be disclosed from time to time in the Exchange Offer Memorandum or in other publicly disseminated written documents.
Further details of the potential risks and uncertainties affecting EGTS are described in the Exchange Offer Memorandum, including the “Risk Factors” section and other discussions contained in the Exchange Offer Memorandum. Neither EGTS nor EEGH undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.